EXHIBIT 10.3
RESTRICTED STOCK AGREEMENT

LAREDO PETROLEUM, INC.
OMNIBUS EQUITY INCENTIVE PLAN

THIS AGREEMENT (“Agreement”) is made as of Grant Date (the “Effective Date”) by and between Laredo Petroleum, Inc. (the “Company”) and Participant Name (the “Grantee”).

W I T N E S S E T H :

WHEREAS, the Grantee is currently an employee of the Company or its Subsidiary and the Company desires to have Grantee remain in such capacity and to afford Grantee the opportunity to acquire, or enlarge, Grantee’s stock ownership in the Company.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1. Grant of Restricted Stock. Subject to the restrictions, terms and conditions set forth herein and in the Company’s Omnibus Equity Incentive Plan (the “Plan”), the Company hereby grants to the Grantee Number of Awards Granted shares of the Company’s common stock, par value per share $0.01 (the “Restricted Stock”). The provisions of the Plan are incorporated herein by reference, and all capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. In the event of any inconsistency between the provisions of the Plan and this Agreement, the provisions of this Agreement shall govern and control.

2. Restrictions and Vesting.

(a) General. Except as provided in this Agreement, shares of Restricted Stock are not transferable and are subject to a substantial risk of forfeiture until vested as set forth in Section 2(b) or 2(c)(ii). The Grantee’s interest in the Restricted Stock shall become transferable and nonforfeitable as of the Vesting Date (as defined below), provided the Grantee is an employee of the Company or any of its Subsidiaries on the Vesting Date and has been an employee throughout the period beginning on the Effective Date and ending on the Vesting Date.

(b) Vesting Schedule. Subject to Section 2(c) below, 100% of the shares of Restricted Stock shall vest, become transferable, no longer be subject to a substantial risk of forfeiture and the transfer restrictions thereon shall lapse on the third anniversary of the Grant Date (the “Vesting Date”).

(c) Forfeiture Provisions. The following forfeiture provisions shall apply to the Restricted Stock:

(i) If Grantee’s employment with the Company or any of its Subsidiaries is terminated prior to the Vesting Date for any reason other than by reason of the Grantee’s death or Disability as provided under Section 2(c)(ii), then Grantee shall forfeit to the Company all unvested Restricted Stock and all rights arising from such unvested shares and from being a holder. Such unvested Restricted Stock shall automatically be cancelled as issued under the Plan by the Company with no further action or notice required on the part of the Company or Grantee.

(ii) If Grantee’s employment with the Company or any of its Subsidiaries is terminated prior to the Vesting Date (i) upon the death of Grantee or (ii) because Grantee is determined by the Board of Directors of the Company or the Administrator (as defined below) of the Plan to be subject to a Disability, then all of Grantee’s unvested shares shall automatically become vested shares as of the date of such termination and thereafter no longer be subject to the restrictions set forth in this Agreement.

3. Issuance of Restricted Stock. Restricted Stock may be issued, at the Company’s option, as follows: (i) certificates evidencing the Restricted Stock may be issued by the Company and, if so, shall be registered in the Grantee’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Stock pursuant to Section 2(b) or Section 2(c)(ii); or (ii) may be registered in book entry form on the stock transfer books of the Company without issuance of physical certificates.

4. Rights as a Stockholder. The Grantee shall be the record owner of the shares of Restricted Stock until or unless such Restricted Stock is forfeited pursuant to Section 2(b) hereof, and as record owner shall generally be entitled to all rights of a stockholder with respect to the Restricted Stock (other than the right to transfer or dispose of such shares), including the right to vote and receive dividends (cash or otherwise); provided, however, that the Company will retain custody of all dividends and distributions, if any (“Retained Distributions”), made or declared on the Restricted Stock (and such Retained Distributions shall be subject to forfeiture and the same restrictions, terms, vesting and other conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account. As soon as practicable following the Vesting Date, the restricted designation on the book entry form on the stock transfer books of the Company will be removed, and any applicable Retained Distributions, shall be delivered to the Grantee or to the Grantee’s legal guardian or representative.

5. Legend on Certificates. The certificates representing the vested Restricted Stock delivered in the name of the Grantee as contemplated by Section 4 above shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Company deems appropriate.

6. No Right to Continued Employment. This Agreement does not confer upon the Grantee any right to continuance of employment by the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate Grantee’s employment at any time.

7. Delivery of Laredo Petroleum, Inc. Prospectus dated May 16, 2019. Grantee acknowledges that Grantee has been provided a copy of the Company’s prospectus related to the Company’s Omnibus Equity Incentive Plan through such prospectus’ availability on the Company’s shared network drive, at S:\Omnibus Equity Incentive Plan Prospectus. A copy will also be provided to Grantee, upon Grantee’s written request to the Company.

8. Terms of Issuance. The Grantee acknowledges being subject to all terms, conditions and policies contained in the Company’s Employee Manual, as the same may be amended or modified from time-to-time at the sole discretion of the Company.

9. Transferability. The Restricted Stock may not, at any time prior to becoming vested pursuant to Section 2(b) or Section 2(c)(ii), be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable.

10. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as provided herein; provided that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its Tulsa, Oklahoma, office and all notices or communications by the Company to the Grantee may be given to the Grantee personally or mailed to the Grantee’s home address as reflected on the books of the Company.

11. Administration. This Agreement and the issuance of shares contemplated hereunder shall be administered by Board or a committee of one or more members of the Board appointed by the Board to administer this Agreement and such issuance (the “Administrator”). Subject to applicable law, the Administrator shall have the sole and plenary authority to: (i) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Agreement; (ii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Administrator shall deem appropriate for the proper administration of this Agreement; (iii) accelerate the lapse of restrictions on shares; and (iv) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of this Agreement. The Administrator may delegate to one or more officers of the Company the authority to act on behalf of the Administrator with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Administrator herein, and that may be so delegated as a matter of law. For the avoidance of doubt, in the event of a Change of Control the provisions of the Plan shall apply, including, without limitation, with regard to the vesting of the Restricted Stock.

12. Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

13. Special Tax Election. The Grantee may elect under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) to be taxed in the year that the Restricted Stock is granted, rather than when and as such Restricted Stock vests. This election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement (which is also the grant date of the Restricted Stock). The Grantee must provide copy of such election to the Company and should retain a copy of such election in the Grantee’s personal records. By making the election, the Grantee will elect to treat the value of the grant as ordinary income in the year of the Effective Date, even though (i) the value of the stock may be less when and if the Restricted Stock vests, and (ii) the Grantee could, in the future, forfeit his or her rights to any unvested stock. You should consult with your own tax advisor concerning the benefits or risks of filing a Section 83(b) election.

14. Withholding. In the event that the Company determines that tax withholding is required with respect to the Grantee, the Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take such other action as the Administrator deems necessary to satisfy all obligations for the payment of such withholding and taxes. The Administrator may permit the Grantee to satisfy the withholding liability: (a) in cash, (b) by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the settlement of the Restricted Stock a number of shares with a Fair Market Value equal to the minimum withholding obligation, (c) by delivering shares of Common Stock owned by the Grantee unless such delivery would result in adverse accounting consequences for the Company, or (d) by a combination of any such methods. For purposes hereof, shares Common Stock shall be valued at Fair Market Value.

15. Miscellaneous.

(a) Amendment and Waiver. Subject to Section 13(b) of the Plan, the Administrator may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Restricted Stock or this Agreement; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Grantee with respect to the Restricted Stock shall not to that extent be effective without the consent of the Company and the Grantee.

(b) Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c) Entire Agreement and Effectiveness. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

(e) Headings. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

(f) Gender and Plurals. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(g) Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by and against Grantee, the Company and their respective successors, assigns, heirs, representatives and estates, as the case may be.
(h) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(i) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.

(j) WAIVER OF PUNITIVE AND EXEMPLARY DAMAGE CLAIMS. EACH PARTY, BY EXECUTING THIS AGREEMENT, WAIVES, TO THE FULLEST EXTENT ALLOWED BY LAW, ANY CLAIMS TO RECOVER PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES NOT MEASURED BY THE PREVAILING PARTY’S ACTUAL DAMAGES IN ANY DISPUTE OR CONTROVERSY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the Effective Date.

COMPANY:

LAREDO PETROLEUM, INC.

M. Jason Pigott
President & CEO

GRANTEE:

Electronic Signature
Printed Name: Participant Name